Exhibit 99.1

FOR IMMEDIATE RELEASE                            April 25, 2019

MIDWESTONE FINANCIAL GROUP, INC.
REPORTS FINANCIAL RESULTS FOR THE FIRST QUARTER OF 2019
Iowa City, Iowa - MidWestOne Financial Group, Inc. (Nasdaq - MOFG) (“we”, “our”, or “the Company”) today reported its financial results for the first quarter of 2019. Net income for the first quarter of 2019 was $7.3 million, or $0.60 per diluted common share, compared to net income of $7.6 million, or $0.62 per diluted common share, for the fourth quarter of 2018 (the “linked quarter”). Merger-related costs reduced diluted earnings per share by $0.01 for the first quarter of 2019, and $0.02 for the linked quarter.
FINANCIAL HIGHLIGHTS

	As of or For the Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
	(Dollars in thousands, except per share amounts)
Net income	$7,285	$7,624	$7,793
Diluted earnings per share	$0.60	$0.62	$0.64
Return on average assets	0.89%	0.92%	0.98%
Return on average equity	8.22%	8.61%	9.28%
Return on average tangible equity (1)	10.85%	11.47%	12.70%

Net interest margin (tax equivalent)(1)	3.56%	3.59%	3.69%
Yield on average loans (tax equivalent)(1)	4.93%	4.85%	4.72%
Cost of average total deposits	0.88%	0.78%	0.55%
Efficiency ratio(1)	63.00%	58.43%	60.24%

Total assets	$3,308,975	$3,291,480	$3,241,642
Loans held for investment, net of unearned income	$2,403,759	$2,398,779	$2,326,158
Total deposits	$2,684,827	$2,612,929	$2,631,921

Equity to assets ratio	11.00%	10.85%	10.53%
Tangible equity/tangible assets(1)	8.97%	8.80%	8.41%
Book value per share	$29.94	$29.32	$27.95
Tangible book value per share(1)	$23.89	$23.25	$21.81
Gross loans held for investment to deposit ratio	89.74%	91.80%	88.38%

(1) Non-GAAP measure. See pages 13-14 for a detailed explanation.
Charles Funk, President and CEO commented, ”Better than expected deposit growth - some of which is seasonal, was a highlight of the first quarter of 2019. The quarter’s results were adversely affected by a larger than anticipated loan loss provision of $1.6 million. However, we remain comfortable with our prior guidance of $4 to $6 million for the loan loss provision for the year of 2019.”

INCOME STATEMENT HIGHLIGHTS
Net Interest Income
Net interest income decreased in the first quarter of 2019 to $26.0 million from $26.6 million in the linked quarter due primarily to the cost of deposits rising faster than asset yields. The loan yield was 4.93% for the first quarter of 2019 compared to 4.85% for the linked quarter. The increased loan yield reflected higher coupon interest and an increase in discount accretion on acquired loans. Discount accretion on acquired loans increased to $586 thousand in the current quarter compared to $454 thousand in the linked quarter. The total remaining acquired loan discount as of March 31, 2019 was $5.2 million. The linked quarter also included $89 thousand in interest reversals from nonaccrual loans compared to $160 thousand in the first quarter of 2019.
The tax equivalent net interest margin (NIM) decreased to 3.56% for the first quarter of 2019 from 3.59% in the linked quarter. The decrease in the NIM was due primarily to higher yields on average loans being more than offset by higher deposit and borrowing costs. Loan purchase discount accretion added 8 bps to the NIM in the current quarter compared to 6 bps in the linked quarter.
The cost of average total deposits in the first quarter of 2019 was 0.88% compared to 0.78% in the linked quarter. The increase reflects the higher rates paid to attract and retain deposits in light of recent market rate increases and the competitive market for deposits.
Noninterest Income
Noninterest income for the first quarter of 2019 decreased $386 thousand, or 7%, from the linked quarter. The decrease was primarily due to a decrease of $491 thousand in loan revenue, of which $253 thousand was related to the valuation of our mortgage servicing rights, with the remainder attributable primarily to lower mortgage and SBA loan activity. Service charges and fees decreased $114 thousand, or 7%, in the first quarter of 2019 compared to the linked quarter mainly due to lower nonsufficient funds charges. Insurance commissions increased $160 thousand, or 62%, between the two periods due primarily to an increase in commission and contingency income.
“Investment services and trust as well as our insurance unit are off to a strong start,” stated Mr. Funk. “Our residential mortgage originations were adversely affected by, among other things, the extremely cold weather in most of our footprint during the first quarter. We are already seeing significant improvement in April in terms of the loan pipeline.”
The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
	March 31,	December 31,	March 31,
Noninterest Income	2019	2018	2018
	(In thousands)
Investment services and trust activities	$1,390	$1,274	$1,239
Service charges and fees	1,442	1,556	1,571
Card revenue	998	1,095	966
Loan revenue	393	884	941
Bank-owned life insurance	392	381	433
Insurance commissions	420	260	401
Investment securities gains (losses), net	17	(4)	9
Other	358	350	121
Total noninterest income	$5,410	$5,796	$5,681
Noninterest Expense
Noninterest expense for the first quarter of 2019 increased $0.8 million, or 4.2%, from the linked quarter. The increase was driven by occupancy expense of premises, net, and salaries and employee benefits. Occupancy expense of premises, net, increased $0.7 million, as the linked quarter included a $743 gain on the sale of a former bank administration building. Salaries and employee benefits increased $468 thousand primarily from normal annual salary and benefit cost adjustments. Most other noninterest expense categories experienced a decline compared to the linked quarter.

The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
	March 31,	December 31,	March 31,
Noninterest Expense	2019	2018	2018
	(In thousands)
Compensation and employee benefits	$12,579	$12,111	$12,371
Occupancy expense of premises, net	1,879	1,166	1,906
Equipment	1,371	1,433	1,383
Legal and professional	965	1,027	794
Data processing	845	875	688
Marketing	606	678	620
Amortization of intangibles	452	503	657
FDIC insurance	370	429	319
Communications	342	342	329
Foreclosed assets, net	58	46	(39)
Other	1,150	1,169	1,200
Total noninterest expense	$20,617	$19,779	$20,228
The following table presents details of merger-related costs for the periods indicated:

	Three Months Ended
	March 31,	December 31,
Merger-related Expenses	2019	2018
	(In thousands)
Compensation and employee benefits	$10	$—
Occupancy expense of premises, net	—	2
Legal and professional	126	89
Data processing	5	100
Other	26	15
Total merger-related costs	$167	$206
Income Taxes
The effective income tax rate was 20.6% for the first quarter of 2019 and 18.2% for the linked quarter. The effective tax rate for the first quarter of 2019 was higher due primarily to certain tax credits recognized during the linked quarter.
BALANCE SHEET HIGHLIGHTS
Loans Held for Investment
Loans held for investment, net of unearned income, increased $5.0 million, or 0.2%, to $2.40 billion at March 31, 2019. Loan portfolio segments experiencing the largest increases were commercial real estate and commercial and industrial. As of March 31, 2019, commercial real estate loans comprised approximately 53% of the loan portfolio. Commercial and industrial loans was the next largest category at 22% of total loans, followed by residential real estate loans at 19%, agricultural loans at 4%, and consumer loans at 2%.
Mr. Funk continued, ”Overall loan originations were decent in the first quarter of 2019, but we experienced a higher than normal level of loan pay-offs, which kept loan growth in check.”

The following table presents the composition of loans held for investment, net of unearned income, as of the dates indicated:

	March 31,	December 31,	March 31,
Loans Held for Investment	2019	2018	2018
	(In thousands)
Commercial and industrial	$535,878	$533,188	$513,778
Agricultural	96,766	96,956	111,975
Commercial real estate
Construction and development	187,906	217,617	194,712
Farmland	86,648	88,807	87,030
Multifamily	161,067	134,741	126,802
Other	843,817	826,163	789,902
Total commercial real estate	1,279,438	1,267,328	1,198,446
Residential real estate
One-to-four family first liens	333,220	341,830	349,742
One-to-four family junior liens	121,793	120,049	116,187
Total residential real estate	455,013	461,879	465,929
Consumer	36,664	39,428	36,030
Loans held for investment, net of unearned income	$2,403,759	$2,398,779	$2,326,158
Provision and Allowance for Loan Losses
For the first quarter of 2019, the provision for loan losses was $1.6 million, a decrease of $1.7 million from the linked quarter. The provision for loan losses for the first quarter of 2019 resulted from net charge-offs experienced during the period and the recognition of small impairments on several credit relationships.
The following table shows the activity in the allowance for loan losses for the periods indicated:

	Three Months Ended
	March 31,	December 31,	March 31,
Allowance for Loan Losses Roll Forward	2019	2018	2018
	(In thousands)
Beginning balance	$29,307	$31,278	$28,059
Charge-offs	(1,355)	(5,456)	(476)
Recoveries	106	235	238
Net charge-offs	(1,249)	(5,221)	(238)
Provision for loan losses	1,594	3,250	1,850
Ending balance	$29,652	$29,307	$29,671
Deposits
Total deposits at March 31, 2019, were $2.68 billion, an increase of $71.9 million from December 31, 2018. The mix of deposits reflected increases between December 31, 2018 and March 31, 2019 of $6.9 million, or 0.9%, in time deposits, $74.0 million, or 13.3% in money market deposits, and $12.9 million, or 1.9%, in interest checking deposits. These increases were partially offset by a decrease, between the two dates, of $12.4 million, or 2.8%, in noninterest bearing deposits, and $9.4 million, or 4.5%, in savings deposits.

The following table presents the composition of our deposit portfolio as of the dates indicated:

	March 31,	December 31,	March 31,
Deposit Composition	2019	2018	2018
	(In thousands)
Noninterest bearing demand	$426,729	$439,133	$450,168
Interest checking	696,760	683,894	698,895
Money market	629,838	555,839	541,313
Savings	200,998	210,416	215,940
Total non-maturity deposits	1,954,325	1,889,282	1,906,316
Time deposits less than $100,000	358,436	352,631	332,727
Time deposits of $100,000 to $250,000	182,874	179,764	170,742
Time deposits of $250,000 and over	189,192	191,252	222,136
Total time deposits	730,502	723,647	725,605
Total deposits	$2,684,827	$2,612,929	$2,631,921
CREDIT QUALITY
Nonaccrual loans increased $1.4 million between December 31, 2018 and March 31, 2019, primarily due to $5.5 million being added to nonaccrual status, partially offset by $2.1 million of payments, net charge-offs of $1.0 million, $0.8 million coming out of nonaccrual status, and $0.2 million transferred to foreclosed assets, net. The balance of loans modified in a troubled debt restructuring (“TDRs”) decreased $0.1 million from year-end 2018, primarily due to payments of $0.2 million, partially offset by $0.1 being added to TDR status. Loans 90 days or more past due and still accruing interest decreased $157 thousand between December 31, 2018, and March 31, 2019. At March 31, 2019, net foreclosed assets totaled $336 thousand, down from $535 thousand at December 31, 2018. As of March 31, 2019, the allowance for loan losses was $29.7 million, or 1.23% of loans held for investment, net of unearned income, compared with $29.3 million, or 1.28% at December 31, 2018.
The following table presents selected loan credit quality metrics as of the dates indicated:

	March 31,	December 31,	March 31,
Credit Quality Metrics	2019	2018	2018
	(dollars in thousands)
Nonaccrual loans held for investment	$21,274	$19,924	$13,566
Performing troubled debt restructured loans held for investment	5,161	5,284	9,623
Accruing loans contractually past due 90 days or more	208	365	116
Foreclosed assets, net	336	535	1,001
Total nonperforming assets	$26,979	$26,108	$24,306
Allowance for loan losses	29,652	29,307	29,671
Provision for loan losses (for the quarter)	1,594	3,250	1,850
Net charge-offs (for the quarter)	1,249	5,221	238
Net charge-offs to average loans held for investment (for the quarter)	0.21%	0.86%	0.04%
Allowance for loan losses to loans held for investment, net of unearned income	1.23%	1.22%	1.28%
Allowance for loan losses to nonaccrual loans held for investment, net of unearned income	139.38%	147.09%	218.72%
Nonaccrual loans held for investment to loans held for investment, net of unearned income	0.89%	0.83%	0.58%
“Our loan loss allowance covers 139.4% of our total nonaccrual loans and we believe this reflects a strong position,” noted Mr. Funk. “We are continuing to work on lowering our level of nonperforming loans.”

CORPORATE UPDATE
Share Repurchase Program
During the first quarter of 2019 the Company repurchased 49,216 shares at an average price of $26.41 and a total cost of $1.3 million. At March 31, 2019, $2.7 million remained available to repurchase shares under the Company’s current share repurchase program.
Quarterly Cash Dividend Declared
On April 18, 2019, the Company’s board of directors declared a quarterly cash dividend of $0.2025 per common share, the same as the dividend paid in the previous quarter. The dividend is payable June 17, 2019, to shareholders of record at the close of business on April 29, 2019. At this quarterly rate, the indicated annual cash dividend is equal to $0.81 per common share.
CONFERENCE CALL DETAILS
The Company will host a conference call for investors at 11:00 a.m., CDT, on Friday, April 26, 2019. To participate, please dial 866-233-3483 at least fifteen minutes before the call start time. If you are unable to participate on the call, a replay will be available until July 26, 2019, by calling 877-344-7529 and using the replay access code of 10126189. A transcript of the call will also be available on the company’s web site (www.midwestone.com) within three business days of the event.
ABOUT MIDWESTONE FINANCIAL GROUP, INC.
MidWestOne Financial Group, Inc. is a financial holding company headquartered in Iowa City, Iowa. MidWestOne Financial is the parent company of MidWestOne Bank, which operates banking offices in Iowa, Minnesota, Wisconsin, Florida, and Colorado. MidWestOne provides electronic delivery of financial services through its website, MidWestOne.com. MidWestOne Financial trades on the Nasdaq Global Select Market under the symbol “MOFG”.
Cautionary Note Regarding Forward-Looking Statements
This release contains certain “forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995. We and our representatives may, from time to time, make written or oral statements that are “forward-looking” and provide information other than historical information. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These factors include, among other things, the factors listed below. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of our management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “should,” “could,” “would,” “plans,” “goals,” “intend,” “project,” “estimate,” “forecast,” “may” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Additionally, we undertake no obligation to update any statement in light of new information or future events, except as required under federal securities law.
Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have an impact on our ability to achieve operating results, growth plan goals and future prospects include, but are not limited to, the following: (1) credit quality deterioration or pronounced and sustained reduction in real estate market values causing an increase in the allowance for credit losses, an increase in the provision for loan losses, and a reduction in net earnings; (2) the risks related to mergers, including our pending merger with ATBancorp, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; (3) our management’s ability to reduce and effectively manage interest rate risk and the impact of interest rates in general on the volatility of our net interest income; (4) changes in the economic environment, competition, or other factors that may affect our ability to acquire loans or influence the anticipated growth rate of loans and deposits and the quality of the loan portfolio and loan and deposit pricing; (5) fluctuations in the value of our investment securities; (6) governmental monetary and fiscal policies; (7) legislative and regulatory changes, including changes in banking, securities, trade, and tax laws and regulations and their application by our regulators and changes in the scope and cost of Federal Deposit Insurance Corporation insurance and other coverages; (8) the ability to attract and retain key executives and employees experienced in banking and financial services; (9) the sufficiency of the allowance for loan losses to absorb the amount of actual losses inherent in our existing loan portfolio; (10) our ability to adapt successfully to technological changes to compete effectively in the marketplace; (11) credit risks and risks from concentrations (by geographic area and by industry) within our loan portfolio; (12) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds, and other financial institutions operating in our markets or elsewhere or providing services similar to ours; (13) the failure of assumptions underlying the establishment of allowances for loan losses and estimation of values of collateral and various financial assets and liabilities; (14) volatility of rate-sensitive deposits; (15) operational risks, including data processing system failures or fraud; (16) asset/liability matching risks and liquidity risks; (17) the costs, effects and outcomes of existing or future litigation; (18) changes in general economic or industry conditions, nationally, internationally or in the communities in which we conduct business; (19) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies and the Financial Accounting Standards Board; (20) war or terrorist activities which may cause further deterioration in the economy or cause instability in credit markets; (21) cyber-attacks; (22) the imposition of tariffs or other domestic or international governmental policies impacting the value of the agricultural or other products of our borrowers; and (23) other risk factors detailed from time to time in Securities and Exchange Commission filings made by the Company.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2019	2018
	(In thousands)
ASSETS
Cash and due from banks	$40,002	$43,787
Interest earning deposits in banks	2,969	1,693
Total cash and cash equivalents	42,971	45,480
Debt securities available for sale at fair value	432,979	414,101
Held to maturity securities at amortized cost	195,033	195,822
Total securities held for investment	628,012	609,923
Loans held for sale	309	666
Gross loans held for investment	2,409,333	2,405,001
Unearned income, net	(5,574)	(6,222)
Loans held for investment, net of unearned income	2,403,759	2,398,779
Allowance for loan losses	(29,652)	(29,307)
Total loans held for investment, net	2,374,107	2,369,472
Premises and equipment, net	75,200	75,773
Goodwill	64,654	64,654
Other intangible assets, net	9,423	9,875
Foreclosed assets, net	336	535
Other assets	113,963	115,102
Total assets	$3,308,975	$3,291,480
LIABILITIES
Noninterest bearing deposits	$426,729	$439,133
Interest bearing deposits	2,258,098	2,173,796
Total deposits	2,684,827	2,612,929
Short-term borrowings	76,066	131,422
Long-term debt	162,471	168,726
Other liabilities	21,762	21,336
Total liabilities	2,945,126	2,934,413
SHAREHOLDERS' EQUITY
Common stock	12,463	12,463
Additional paid-in capital	187,535	187,813
Retained earnings	173,771	168,951
Treasury stock	(7,297)	(6,499)
Accumulated other comprehensive loss	(2,623)	(5,661)
Total shareholders' equity	363,849	357,067
Total liabilities and shareholders' equity	$3,308,975	$3,291,480

Certain reclassifications have been made to prior periods’ consolidated financial statements to present them on a basis comparable with the current period’s consolidated financial statements.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018 (1)	2018 (1)
	(In thousands, except per share data)
Interest income
Loans, including fees	$29,035	$29,052	$26,567
Taxable investment securities	2,927	2,774	2,748
Tax-exempt investment securities	1,406	1,375	1,529
Other	20	23	9
Total interest income	33,388	33,224	30,853
Interest expense
Deposits	5,695	5,161	3,536
Short-term borrowings	457	374	261
Long-term debt	1,260	1,136	882
Total interest expense	7,412	6,671	4,679
Net interest income	25,976	26,553	26,174
Provision for loan losses	1,594	3,250	1,850
Net interest income after provision for loan losses	24,382	23,303	24,324
Noninterest income
Investment services and trust activities	1,390	1,274	1,239
Service charges and fees	1,442	1,556	1,571
Card revenue	998	1,095	966
Loan revenue	393	884	941
Bank-owned life insurance	392	381	433
Insurance commissions	420	260	401
Investment securities gains (losses), net	17	(4)	9
Other	358	350	121
Total noninterest income	5,410	5,796	5,681
Noninterest expense
Compensation and employee benefits	12,579	12,111	12,371
Occupancy expense of premises, net	1,879	1,166	1,906
Equipment	1,371	1,433	1,383
Legal and professional	965	1,027	794
Data processing	845	875	688
Marketing	606	678	620
Amortization of intangibles	452	503	657
FDIC insurance	370	429	319
Communications	342	342	329
Foreclosed assets, net	58	46	(39)
Other	1,150	1,169	1,200
Total noninterest expense	20,617	19,779	20,228
Income before income tax expense	9,175	9,320	9,777
Income tax expense	1,890	1,696	1,984
Net income	$7,285	$7,624	$7,793
Earnings per common share
Basic	$0.60	$0.62	$0.64
Diluted	$0.60	$0.62	$0.64
Weighted average basic common shares outstanding	12,164	12,217	12,223
Weighted average diluted common shares outstanding	12,177	12,235	12,242
Dividends paid per common share	$0.2025	$0.195	$0.195
(1) Reclassified to conform to the current period’s presentation.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FIVE QUARTER CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018
	(In thousands)
ASSETS
Cash and due from banks	$40,002	$43,787	$49,229	$41,547	$39,929
Interest earning deposits in banks	2,969	1,693	4,150	1,717	2,467
Total cash and cash equivalents	42,971	45,480	53,379	43,264	42,396
Debt securities available for sale at fair value	432,979	414,101	407,766	438,312	446,087
Held to maturity securities at amortized cost	195,033	195,822	191,733	192,896	194,617
Total securities held for investment	628,012	609,923	599,499	631,208	640,704
Loans held for sale	309	666	1,124	1,528	870
Gross loans held for investment	2,409,333	2,405,001	2,384,459	2,371,406	2,334,074
Unearned income, net	(5,574)	(6,222)	(6,810)	(7,371)	(7,916)
Loans held for investment, net of unearned income	2,403,759	2,398,779	2,377,649	2,364,035	2,326,158
Allowance for loan losses	(29,652)	(29,307)	(31,278)	(30,800)	(29,671)
Total loans held for investment, net	2,374,107	2,369,472	2,346,371	2,333,235	2,296,487
Premises and equipment, net	75,200	75,773	76,497	78,106	77,552
Goodwill	64,654	64,654	64,654	64,654	64,654
Other intangible assets, net	9,423	9,875	10,378	10,925	11,389
Foreclosed assets, net	336	535	549	676	1,001
Other assets	113,963	115,102	115,514	112,681	106,589
Total assets	$3,308,975	$3,291,480	$3,267,965	$3,276,277	$3,241,642
LIABILITIES
Noninterest bearing deposits	$426,729	$439,133	$458,576	$469,862	$450,168
Interest bearing deposits	2,258,098	2,173,796	2,173,683	2,134,339	2,181,753
Total deposits	2,684,827	2,612,929	2,632,259	2,604,201	2,631,921
Short-term borrowings	76,066	131,422	87,978	127,467	93,311
Long-term debt	162,471	168,726	176,979	178,083	159,335
Other liabilities	21,762	21,336	21,560	20,325	15,698
Total liabilities	2,945,126	2,934,413	2,918,776	2,930,076	2,900,265
SHAREHOLDERS' EQUITY
Common stock	$12,463	$12,463	$12,463	$12,463	$12,463
Additional paid-in capital	187,535	187,813	187,581	187,304	187,188
Retained earnings	173,771	168,951	163,709	159,315	153,542
Treasury stock	(7,297)	(6,499)	(5,474)	(5,474)	(5,612)
Accumulated other comprehensive loss	(2,623)	(5,661)	(9,090)	(7,407)	(6,204)
Total shareholders' equity	363,849	357,067	349,189	346,201	341,377
Total liabilities and shareholders' equity	$3,308,975	$3,291,480	$3,267,965	$3,276,277	$3,241,642

Certain reclassifications have been made to prior periods’ consolidated financial statements to present them on a basis comparable with the current period’s consolidated financial statements.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018 (1)	2018 (1)	2018 (1)	2018 (1)
	(In thousands, except per share data)
Interest income
Loans, including fees	$29,035	$29,052	$28,088	$27,486	$26,567
Taxable investment securities	2,927	2,774	2,715	2,790	2,748
Tax-exempt investment securities	1,406	1,375	1,395	1,528	1,529
Other	20	23	12	18	9
Total interest income	33,388	33,224	32,210	31,822	30,853
Interest expense
Deposits	5,695	5,161	4,625	4,009	3,536
Short-term borrowings	457	374	321	359	261
Long-term debt	1,260	1,136	1,153	1,024	882
Total interest expense	7,412	6,671	6,099	5,392	4,679
Net interest income	25,976	26,553	26,111	26,430	26,174
Provision for loan losses	1,594	3,250	950	1,250	1,850
Net interest income after provision for loan losses	24,382	23,303	25,161	25,180	24,324
Noninterest income
Investment services and trust activities	1,390	1,274	1,222	1,218	1,239
Service charges and fees	1,442	1,556	1,512	1,518	1,571
Card revenue	998	1,095	1,069	1,093	966
Loan revenue	393	884	891	906	941
Bank-owned life insurance	392	381	399	397	433
Insurance commissions	420	260	304	319	401
Investment securities gains (losses), net	17	(4)	192	(4)	9
Other	358	350	456	246	121
Total noninterest income	5,410	5,796	6,045	5,693	5,681
Noninterest expense
Compensation and employee benefits	12,579	12,111	13,051	12,225	12,371
Occupancy expense of premises, net	1,879	1,166	2,643	1,882	1,906
Equipment	1,371	1,433	1,341	1,408	1,383
Legal and professional	965	1,027	1,861	959	794
Data processing	845	875	697	691	688
Marketing	606	678	672	690	620
Amortization of intangibles	452	503	547	589	657
FDIC insurance	370	429	393	392	319
Communications	342	342	341	341	329
Foreclosed assets, net	58	46	(131)	145	(39)
Other	1,150	1,169	1,207	1,264	1,200
Total noninterest expense	20,617	19,779	22,622	20,586	20,228
Income before income tax expense	9,175	9,320	8,584	10,287	9,777
Income tax expense	1,890	1,696	1,806	2,131	1,984
Net income	$7,285	$7,624	$6,778	$8,156	$7,793
Earnings per common share
Basic	$0.60	$0.62	$0.55	$0.67	$0.64
Diluted	$0.60	$0.62	$0.55	$0.67	$0.64
Weighted average basic common shares outstanding	12,164	12,217	12,221	12,218	12,223
Weighted average diluted common shares outstanding	12,177	12,235	12,240	12,230	12,242
Dividends paid per common share	$0.2025	$0.195	$0.195	$0.195	$0.195
(1) Reclassified to conform to the current period’s presentation.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	March 31, 2019			December 31, 2018			March 31, 2018
	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost
	(Dollars in thousands)
ASSETS
Loans, including fees (1)(2)	$2,409,641	$29,308	4.93%	$2,398,859	$29,330	4.85%	$2,304,984	$26,808	4.72%
Taxable investment securities	414,986	2,927	2.86%	404,733	2,774	2.72%	423,991	2,748	2.63%
Tax-exempt investment securities (3)	202,027	1,772	3.56%	198,073	1,732	3.47%	216,590	1,930	3.61%
Other	3,053	20	2.66%	4,243	23	2.15%	2,421	9	1.51%
Total interest earning assets	$3,029,707	34,027	4.55%	$3,005,908	33,859	4.47%	$2,947,986	31,495	4.33%
Other assets	271,390			272,218			268,032
Total assets	$3,301,097			$3,278,126			$3,216,018
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest checking deposits	$676,654	$910	0.55%	$680,971	$899	0.52%	$668,626	$592	0.36%
Money market deposits	599,695	1,334	0.90%	556,522	1,034	0.74%	528,484	493	0.38%
Savings deposits	204,757	58	0.11%	210,106	65	0.12%	216,232	63	0.12%
Time deposits	724,772	3,393	1.90%	724,973	3,163	1.73%	718,312	2,388	1.35%
Total interest bearing deposits	2,205,878	5,695	1.05%	2,172,572	5,161	0.94%	2,131,654	3,536	0.67%
Short-term borrowings	109,929	457	1.69%	104,710	374	1.42%	106,746	261	0.99%
Long-term debt	179,515	1,260	2.85%	171,029	1,136	2.64%	161,203	882	2.22%
Total borrowed funds	289,444	1,717	2.41%	275,739	1,510	2.17%	267,949	1,143	1.73%
Total interest bearing liabilities	$2,495,322	$7,412	1.20%	$2,448,311	$6,671	1.08%	$2,399,603	$4,679	0.79%
Noninterest bearing deposits	421,753			454,185			456,883
Other liabilities	24,619			24,232			18,982
Shareholders’ equity	359,403			351,398			340,550
Total liabilities and shareholders’ equity	$3,301,097			$3,278,126			$3,216,018
Net interest income(4)		$26,615			$27,188			$26,816
Net interest spread(4)			3.35%			3.39%			3.54%
Net interest margin(4)			3.56%			3.59%			3.69%
Total deposits(5)	$2,627,631	$5,695	0.88%	$2,626,757	$5,161	0.78%	$2,588,537	$3,536	0.55%
Funding sources(6)	$2,917,075	$7,412	1.03%	$2,902,496	$6,671	0.91%	$2,856,486	$4,679	0.66%

(1) Non-accrual loans have been included in average loans, net of unearned income. Amortized net deferred loans and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loans fees was $(150) thousand, $(67) thousand, and $(132) thousand for the three months ended March 31, 2019, December 31, 2018, and March 31, 2018, respectively. Accretion of unearned purchase discounts was $586 thousand, $454 thousand, and $878 thousand for the three months ended March 31, 2019, December 31, 2018, and March 31, 2018, respectively.
(2) Includes tax-equivalent adjustments of $273 thousand, $278 thousand, and $241 thousand for the three months ended March 31, 2019, December 31, 2018, and March 31, 2018, respectively. The federal statutory tax rate utilized was 21%.
(3) Includes tax-equivalent adjustments of $366 thousand, $357 thousand, and $401 thousand for the three months ended March 31, 2019, December 31, 2018, and March 31, 2018, respectively. The federal statutory tax rate utilized was 21%.
(4) Tax equivalent.
(5) Total deposits is the sum of total interest-bearing deposits and noninterest-bearing demand deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Funding sources is the sum of total interest-bearing liabilities and noninterest-bearing demand deposits. The cost of funding sources is calculated as annualized total interest expense divided by average funding sources.

Non-GAAP Presentations:
Certain non-GAAP ratios and amounts are provided to evaluate and measure the Company’s operating performance and financial condition, including tangible book value per share, the tangible equity to tangible assets ratio, return on average tangible equity, net interest margin, earnings per share exclusive of merger expenses, and the efficiency ratio. Management believes this data provides investors with pertinent information regarding the Company’s profitability, financial condition and capital adequacy and how management evaluates such metrics internally.  The following tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

	As of	As of	As of	As of	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
(unaudited, dollars in thousands, except per share data)	2019	2018	2018	2018	2018
Tangible Equity
Total shareholders’ equity	$363,849	$357,067	$349,189	$346,201	$341,377
Plus: Deferred tax liability associated with intangibles	546	660	786	924	1,073
Less: Intangible assets, net	(74,077)	(74,529)	(75,032)	(75,579)	(76,043)
Tangible equity	$290,318	$283,198	$274,943	$271,546	$266,407
Tangible Assets
Total assets	$3,308,975	$3,291,480	$3,267,965	$3,276,277	$3,241,642
Plus: Deferred tax liability associated with intangibles	546	660	786	924	1,073
Less: Intangible assets, net	(74,077)	(74,529)	(75,032)	(75,579)	(76,043)
Tangible assets	$3,235,444	$3,217,611	$3,193,719	$3,201,622	$3,166,672
Common shares outstanding	12,153,045	12,180,015	12,221,107	12,221,107	12,214,942
Tangible Book Value Per Share	$23.89	$23.25	$22.50	$22.22	$21.81
Tangible Equity/Tangible Assets	8.97%	8.80%	8.61%	8.48%	8.41%

	For the Three Months Ended
(unaudited, dollars in thousands)	March 31, 2019	December 31, 2018	March 31, 2018
Net Income	$7,285	$7,624	$7,793
Plus: Intangible amortization, net of tax(1)	357	397	519
Adjusted net income	$7,642	$8,021	$8,312
Average Tangible Equity
Average total shareholders’ equity	$359,403	$351,398	$340,550
Plus: Average deferred tax liability associated with intangibles	601	720	1,154
Less: Average intangible assets, net of amortization	(74,293)	(74,766)	(76,364)
Average tangible equity	$285,711	$277,352	$265,340
Return on Average Tangible Equity (annualized)	10.85%	11.47%	12.70%

Net Interest Margin Tax Equivalent Adjustment
Net interest income	$25,976	$26,553	$26,174
Plus tax equivalent adjustment:(1)
Loans	273	278	241
Securities	366	357	401
Tax equivalent net interest income (1)	$26,615	$27,188	$26,816
Average interest earning assets	$3,029,707	$3,005,908	$2,947,986
Net Interest Margin	3.56%	3.59%	3.69%

Yield on Average Loans
Interest income on loans, including fees	$29,035	$29,052	$26,567
Plus tax equivalent adjustment:(1)
Loans	273	278	241
Tax equivalent loan interest income (1)	$29,308	$29,330	$26,808
Average loans	$2,409,641	$2,398,859	$2,304,984
Average Yield on Loans	4.93%	4.85%	4.72%
(1) Computed on a tax-equivalent basis, assuming a federal income tax rate of 21%.

	For the Three Months Ended
(unaudited, dollars in thousands, except per share amounts)	March 31, 2019	December 31, 2018	March 31, 2018
Net Income	$7,285	$7,624	$7,793
Plus: Merger-related expenses	167	206	—
Net tax effect of above item(1)	(11)	(32)	—
Net income exclusive of merger-related expenses	$7,441	$7,798	$7,793
Average number of diluted shares	12,176,757	12,234,687	12,241,714

Earnings per common share - diluted	$0.60	$0.62	$0.64
Earnings per common share - diluted, exclusive of merger-related expenses	$0.61	$0.64	$0.64

	For the Three Months Ended
(dollars in thousands)	March 31, 2019	December 31, 2018	March 31, 2018
Operating Expense
Total noninterest expense	$20,617	$19,779	$20,228
Less: Amortization of intangibles	(452)	(503)	(657)
Operating expense	$20,165	$19,276	$19,571
Operating Revenue
Tax equivalent net interest income (2)	$26,615	$27,188	$26,816
Plus: Noninterest income	5,410	5,796	5,681
Impairment losses on investment securities	—	—	—
Less: (Gain) loss on sale or call of debt securities	(17)	4	(9)
Operating revenue	$32,008	$32,988	$32,488
Efficiency Ratio	63.00%	58.43%	60.24%
(1) Computed assuming a combined marginal income tax rate of 25% on deductible items.
(2) Computed on a tax-equivalent basis, assuming a federal income tax rate of 21%.

Contact:
Charles N. Funk	Barry S. Ray
President and Chief Executive Officer	Senior Vice President and Chief Financial Officer
319.356.5800	319.356.5800